Toll-free number: 888.363.2324 Facsimile number: 816.860.3138 Subscription assistance: subscriptions@hatterasfunds.com	8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

INVESTMENT PROCEDURES
Please read this subscription agreement, complete and sign the relevant pages and send the completed subscription agreement, and for entity investors all applicable formation documents, to Hatteras Funds using the delivery instructions below.

PAYMENT INSTRUCTIONS
Send subscription funds via wire transfer to the account of Hatteras Global Private Equity Partners Institutional, LLC (“the Fund”) using the wire instructions listed on the signature page.  All WIRED AMOUNTS must be received by the Fund at least THREE BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

DELIVERY INSTRUCTIONS
A copy of the completed subscription agreement, and for entity investors a copy of all applicable formation documents, should be faxed to the facsimile number, 816.860.3138, at least FIVE BUSINESS DAYS before the scheduled closing date in order for the subscription to be accepted and effective for such closing date.  In addition, an original completed subscription document should be mailed to Hatteras Funds, c/o UMB Fund Services, Inc., 803 W. Michigan Street, Milwaukee, WI 53233, as soon as possible.  Please direct any questions to the Hatteras Client Service toll free number at 888.363.2324.

FORMATION DOCUMENTS
Each entity MUST provide its formation documents including any and all amendments or resolutions which:

(A)	permit it to make an investment in the Fund;

(B)	evidence the authority of person(s) signing the Subscription Agreement to do so;

(C)	show the date of formation;

(D)	show the purpose of the entity.

SUBSCRIPTIONS BY ENTITIES WILL NOT BE PROCESSED WITHOUT RECEIPT OF APPROPRIATE FORMATION DOCUMENTS.  THE FORMATION DOCUMENTS WHICH MUST BE SUBMITTED WITH THIS SUBSCRIPTION AGREEMENT ARE AS FOLLOWS:

Corporations –

(A)	a copy of the Certificate or Articles of Incorporation, including the filing date, and

(B)	a corporate resolution authorizing an investment of this type;

Partnerships - a copy of the partnership agreement;

Trusts - a copy of the trust agreement;

Other Entities - any applicable legal formation documents.

CONTROL#

BAR CODE

RE:  ISSUANCE OF UNITS

Dear Sirs:

The offer and sale of limited liability company units (the “Units”) in Hatteras Global Private Equity Partners Institutional, LLC (“the Fund”), registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the “Company Act”), to each investor (the “Investor”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), but rather are being made privately by the Fund pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”) on the basis of the Fund’s Confidential Private Placement Memorandum filed with the SEC (the “Private Placement Memorandum”) as amended from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Private Placement Memorandum.

The information requested in this Subscription Agreement is needed in order to ensure compliance with the appropriate regulations and to determine (1) whether an investment in the Fund by the Investor is suitable in light of the Investor’s financial position, (2) whether the Investor meets certain minimum net worth1 tests to be deemed an “accredited investor” as defined in Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (3) whether the Investor meets the minimum net worth test to be deemed a “qualified client” for purposes of Rule 205-3 promulgated under the Investment Advisers Act of 1940 (the “Advisers Act”) by the SEC and has such knowledge and experience in financial matters that it is able to understand the “Incentive Allocation” (as defined in the Private Placement Memorandum) being made by the Fund and its risks.

The Investor also understands and agrees that, although the Fund will use its best efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Fund may present this Subscription Agreement and the information provided in answers to it to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Units or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund, the board of managers of the Fund (the “Board”), the Placement Agent (as defined in the Private Placement Memorandum), the Investment Adviser or any of their affiliates is a party or by which they are or may be bound.

The Investor acknowledges that this Subscription Agreement does not constitute an offer by the Fund to sell the Units but is merely a request for information.

The Investor hereby agrees as follows:

1

For purposes of this questionnaire, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.  Notwithstanding anything to the contrary herein, for purpose of determining “net worth,” the principal residence owned by an individual shall be valued at either (A) costs, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined by an institutional lender, net of current encumbrances upon the property.

I.  SUBSCRIPTIONS FOR UNITS

(A)  The Investor agrees to become a member of the Fund and in connection therewith subscribes for and agrees to purchase Units of and to make a capital contribution (a “Capital Contribution”) to the Fund on the terms provided for herein, in the Private Placement Memorandum, and in the limited liability company agreement of the Fund (the “Fund Agreement”).  The minimum amount for initial subscriptions is set forth in the Private Placement Memorandum.  Payment in good funds for Units must be received prior to the closing date.  The Investor agrees to, and understands, the terms and conditions upon which the Units are being offered, including, without limitation, the risk factors referred to in the Private Placement Memorandum.  Prior to the closing date established by the Fund for such subscription (the “Acceptance Date”), the Investor’s payment (the “Payment”) will be held in escrow by the Fund’s escrow agent, subject to the terms and conditions herein.  The Investor agrees that the Fund’s escrow agent, in its sole discretion, may arrange for the Payment to be invested, together with the payments of other investors, in short-term certificates of deposit, short-term U.S. Government-backed securities or a similar short-term investment account pending the acceptance or rejection of the Investor’s subscription.  Any interest actually earned on the Payment will be paid to the Fund, whether the Investor’s subscription for Units is accepted or rejected.

(B)  The Investor understands and agrees that the Fund reserves the right to reject this subscription for Units for any reason or no reason, in whole or in part and at any time prior to acceptance thereof notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s subscription.  In the event of rejection of this subscription, the Payment will be promptly returned to the Investor without deduction, and this Subscription Agreement shall have no force or effect.  Upon acceptance of this subscription by the Fund, the Investor shall be a member of the Fund.  The Investor hereby agrees that by its execution of this Subscription Agreement and upon acceptance hereof by the Fund, it shall become a party to the Fund Agreement.  The Investor shall complete, sign and date this Subscription Agreement and promptly return it to Hatteras Funds, c/o UMB Fund Services, Inc. (the “Administrator”).

II.  REPRESENTATIONS AND COVENANTS OF THE INVESTOR

(A)  The Investor will not sell or otherwise transfer the Units without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its investment for a substantial period of time (subject to limited liquidity provisions provided for in the Fund Agreement) because, among other reasons, the Units have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available.  The Investor understands that the Fund is under no obligation to register the Units on its behalf or to assist it in complying with any exemption from such registration under the Securities Act.  The Investor also understands that sales or transfers of the Units are further restricted by the provisions of the Fund Agreement.  The Investor further understands that the Fund is registered as an investment company under the Company Act as a closed-end, non-diversified management investment company, and, as such, the Fund must comply with the requirements of the Company Act.

(B)  The Investor has received, carefully read and understands the Fund Agreement and the Private Placement Memorandum outlining, among other things, the organization and investment objectives, strategies and policies of, and the risks and expenses of an investment in, the Fund.  The Investor’s investment in the Units is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.  The Investor acknowledges that it may request a copy of Part II of Form ADV for the Investment Adviser, as it may be amended from time to time, and a copy of Part II of Form ADV for CapVent US Advisors, LLC, as it may be amended from time to time, from UMB Fund Services, Inc. (the “Administrator”).  The Investor further acknowledges that in making a decision to subscribe for Units, the Investor has relied solely upon the Private Placement Memorandum, the Fund Agreement and independent investigations made by the Investor.  The Investor is not relying on the Fund, the Board, the Investment Adviser or the Placement Agent, or the references in the Private Placement Memorandum to any legal opinion, with respect to tax and other economic considerations involved in this investment.  The Investor acknowledges that it is not subscribing pursuant hereto for Units as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine, or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

The Investor has been provided an opportunity to obtain any additional information concerning the offering, the Fund and all other information to the extent the Fund and/or the Investment Adviser possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of, and receive answers from, the Fund and/or the Investment Adviser concerning the terms and conditions of the offering and other matters pertaining to this investment.

(C)  The Investor has not reproduced, duplicated or delivered the Private Placement Memorandum or this Subscription Agreement to any other person, except to professional advisers to the Investor or as instructed by the Investment Adviser and/or the Placement Agent.

(D)  The Investor has sufficient knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Units and has obtained, in the Investor’s judgment, sufficient information from the Fund or its authorized representatives to evaluate the merits and risks of such investment.  The Investor has evaluated the risks of investing in the Fund, is able to bear such risks, and has determined that the Units are a suitable investment for the Investor.

(E)  The Investor is aware of the limited provisions for liquidity and transferability of the Units.  The Investor has no need for liquidity in this investment, can afford a complete loss of the investment in the Units and can afford to hold the investment in the Units for an indefinite period of time.

(F)  The Investor is acquiring the Units subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Units in whole or in part.

(G)  The Investor understands the compensation arrangement between the Fund and the Investment Adviser set forth in the Private Placement Memorandum, and understands the Incentive Allocation and its risks, which include that Incentive Allocation may create an incentive for the Investment Adviser to cause the Fund to make investments that are riskier or more speculative than would have been made if the Incentive Allocation did not exist and that the Investment Adviser may receive increased compensation since the Incentive Allocation will be calculated on a basis which includes unrealized appreciation.

(H)  The Investor agrees and is aware that: (i) no Federal or state agency has passed upon the Units or made any findings or determination as to the fairness of this investment; (ii) there are substantial risks of loss of investment incidental to the purchase of the Units, including those summarized in the Private Placement Memorandum; (iii) the representations, warranties, agreements, undertakings and acknowledgments made by the Investor in this Subscription Agreement are made with the intent that they be relied upon by the Fund, the Board, the Investment Adviser, the Administrator and the Placement Agent in determining its suitability as a purchaser of the Units, and shall survive its admission as a member in the Fund, and in addition, the Investor undertakes to notify the Fund immediately of any change in any representation, warranty or other information relating to the Investor set forth herein; and (iv) portfolio managers of pooled investment vehicles or registered investment companies receive compensation from the Fund, including incentive compensation and asset based fees.

(I)  The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the incorporation papers, by-laws, indenture of trust or partnership agreement, as may be applicable, of the Investor.  The signature on this agreement is genuine, and the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

(J)  The Investor has reviewed the website of the Treasury Department’s Office of Foreign Assets Control (“OFAC”), and conducted such other investigation as he or it deems necessary or prudent, prior to making these representations and warranties.

(K)  The Investor is not aware of any facts or circumstances that would reasonably be expected to lead Investor to believe that any of the funds tendered for the acquisition of the Units are directly or indirectly derived from activities that may contravene U.S. federal, state or non-U.S. laws and regulations, including anti-money laundering laws.

(L)  Investor understands and agrees that the investment of funds is prohibited by or restricted with respect to any persons or entities that:  (i) are acting, directly or indirectly, on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any of the OFAC lists; (ii) reside or have a place of business in a country or territory named on any of such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (iii) are “Foreign Shell Banks” within the meaning of the USA PATRIOT Act; or (iv) reside in or are organized under the laws of a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.  Such persons or entities in (i) through (iv) are collectively referred to as “Restricted Persons.”  Investor is not and Investor is not aware of any facts or circumstances that would reasonably be expected to lead Investor to believe that any investors in Investor or any person controlling, controlled by, or under common control with the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of the Units, is a Restricted Person.

(M)  The Investor is not a “Covered Person” within the meaning of the Guidance on Enhanced Scrutiny for Transactions that May Involve the Proceeds of Foreign Official Corruption, issued by the Department of the Treasury, et al., January, 2001, i.e., a senior foreign political figure, or an immediate family member or close associate of a senior foreign political figure.  If the Investor is a pooled investment vehicle, and to the extent that it is not prohibited by law or contract from doing so, Investor agrees to inform the Fund and the Investment Adviser, prior to its acquisition of Units, if it is aware of any facts or circumstances that would reasonably be expected to lead it to believe that any investors in the Investor, or any person controlling, controlled by, or under common control with, the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of Units, is a Covered Person.

(N)  The Investor agrees to provide any information deemed necessary by the Fund or the Investment Adviser, each acting in its sole discretion, to comply with its anti-money laundering responsibilities and policies to the extent required by law, or as may be required by this Subscription Agreement, and subject to appropriate confidentiality agreements.

(O)  The Investor authorizes and permits each of the Fund and the Investment Adviser, using it’s reasonable business judgment, to report information about the Investor to appropriate authorities, and the Investor agrees not to hold them liable for any loss or injury that may occur as the result of providing such information.  In addition, if the Investor is a pooled investment vehicle, the Investor authorizes and permits each of the Fund and the Investment Adviser, using each’s reasonable business judgment, to report information about any investors in the Investor, or about any persons controlling, controlled by, or under common control with, the Investor, or for whom the Investor is acting as agent or nominee in connection with the acquisition of a Unit, and the Investor agrees not to hold the Fund or the Investment Adviser liable for any loss or injury that may occur as the result of providing such information.

(P)  The Investor agrees to promptly notify the Fund should the Investor become aware of any change in the information in the representations set forth above.

(Q)  The Investor agrees that, notwithstanding any other statement to the contrary in any agreement into which the Investor has entered which relates to the Fund, if the Fund or the Investment Adviser determines that the Investor has appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by the Investor was not, at the time it was given, or, is no longer, materially true or accurate, each of the Fund and the Investment Adviser, without limiting any other rights available to them under the Subscription Agreement or the Fund Agreement, will be authorized to take any action necessary or appropriate to comply with applicable law, including, but not limited to, “freezing the account,” removing the Investor from the Fund and/or notifying federal authorities.

III.  GENERAL

(A)  The Investor agrees to indemnify and hold harmless the Fund, the Board, the Investment Adviser, the Placement Agent, the Administrator and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon (i) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction or (ii) any action for securities law violations instituted by the Investor which is finally resolved by judgment against the Investor.

(B)  The Investor, as principal, hereby appoints the Fund as its true and lawful representative and attorney in fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file: (i) any limited liability company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, or required by any applicable Federal, state, or local or foreign law; (ii) the Fund Agreement and any amendment duly approved as provided therein; and (iii) any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding up and termination of the Fund.

This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by, the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor; provided, however, that this power of attorney will terminate upon the substitution of another Member for all of the Investor’s investment in the Fund or upon the withdrawal of the Investor from the Fund pursuant to any periodic tender or otherwise.

(C)  If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law.  Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

IV.  TRUSTEE, AGENT, REPRESENTATIVE OR NOMINEE

If the Investor is acting as trustee, agent, representative or nominee for a subscriber (a “Beneficial Owner”), the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (A) with respect to the Investor and (B) with respect to the Beneficial Owner of the Units subscribed for hereby.  The Investor further represents and warrants that he has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement.  The Investor also agrees to indemnify the Fund, the Board, the Investment Adviser, the Placement Agent, the Administrator and each of their officers and agents and each other person, if any, who controls or is controlled by any thereof, within the meaning of Section 15 of the Securities Act for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s or the Beneficial Owner’s misrepresentation or misstatement contained herein, or the assertion of the Investor’s lack of proper authorization from the Beneficial Owner of the Units subscribed for hereby to enter into this Subscription Agreement or perform the obligations hereof.

V.  ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

The Fund may request from the Investor such additional information as it may deem necessary to evaluate the eligibility of the Investor to acquire the Units, and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to hold the Units or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status, and the Investor shall provide such information as may reasonably be requested.

Each person acquiring the Units must satisfy the criteria set forth herein both at the time of subscription and at all times thereafter until such person ceases to be a member of the Fund.  Accordingly, the Investor agrees to notify the Fund promptly if there is any change with respect to any of the foregoing information or representations and to provide the Fund with such further information as the Fund may reasonably require.  In addition, the Investor agrees that if in the future the Investor makes an additional capital contribution to the Fund, the Investor shall be deemed to have reaffirmed as of such date each and every representation made by the Investor in this Subscription Agreement, except to the extent modified in writing by the Investor and consented to by the Board.  Any other information which the Investor has heretofore furnished and herewith furnishes to the Fund with respect to the Investor’s financial position and business experience is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to its admission to the Fund as a member, the Investor will immediately furnish such revised or corrected information to the Fund.

No representations or warranties except as contained in the Private Placement Memorandum have been made to the Investor by the Fund, the Board, the Administrator, the Placement Agent, the Investment Adviser or any of their respective officers, employees, agents or affiliates.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its conflict of law rules.

Any claim for money damages between the parties in connection with this Subscription Agreement will be resolved by binding arbitration on an expedited basis in the City of Raleigh and County of Wake, State of North Carolina in accordance with the then prevailing rules of the American Arbitration Association and any judgment may be entered into any court having jurisdiction thereof.

All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

FOR GEORGIA RESIDENTS ONLY

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

Toll-free number: 888.363.2324 Facsimile number: 816.860.3138 Subscription assistance: subscriptions@hatterasfunds.com	8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615

Hatteras Global Private Equity Partners Institutional, LLC
SUBSCRIPTION AGREEMENT

PLEASE PRINT OR TYPE

1. Investor Information

☐	Individual

☐	Individual Retirement Account

☐	Joint Tenants (with rights of survivorship)

☐	Tenants in Common

☐	Community Property

☐	Corporation

☐	Partnership

☐	Limited Liability Company

☐	Endowment/Foundation

☐	Investment Company

☐	Trust – Charitable Remainder Trusts are NOT accepted

☐	Other (please explain) __________________________________________________________________________ ____________________________________________________________________________________________

Investor’s Name

Investor’s Social Security or Tax ID #

Joint Investor’s Name (if applicable)

Joint Investor’s Social Security # (if applicable)

Is the Investor an employee or relative of an employee of the Fund or a service provider to the Fund?

☐	Yes, please state relationship: ________________________________________________________
☐	No

2. Contact Information

Residence or Principal Place of Business Address and Other Contact Information:

☐ Mr.     ☐ Mrs.     ☐ Ms.     ☐ Dr.      ☐ Other:

Name: ________________________________________________________________________________

Address: ______________________________________________________________________________

_____________________________________________________________________________________

City: _____________________________________  State: ______________________________________

Zip Code: ____________________________________________________________________________

Tel: (___) ______________ Fax: (___) _____________________________________________________

Email Address (see Electronic Communications Disclosure):

____________________________________________________________________________________

Mailing Address (if different from above):

Name: ________________________________________________________________________________

Address: ______________________________________________________________________________

_____________________________________________________________________________________

City: _____________________________________  State: ______________________________________

Zip Code: _____________________________________________________________________________

Adviser / Interested Party Address (for copies of all correspondence):

Name: ________________________________________________________________________________

Company: _____________________________________________________________________________

Address: ______________________________________________________________________________

_____________________________________________________________________________________

City: _____________________________________  State: ______________________________________

Zip Code: _____________________________________________________________________________

Email Address (see Electronic Communications Disclosure):

____________________________________________________________________________________

3.  Additional Investor Information

1.	Please complete the applicable information below.

Entity Formation Date:

________/ ________/ ________ (Month/Date/Year)

Primary Individual Investor Date of Birth:

________/ ________/ ________ (Month/Date/Year)

Joint Individual Investor Date of Birth:

________/ ________/ ________ (Month/Date/Year)

2.	Please state the name of the individual(s) making the investment decision to invest in the Fund.

            ______________________________________________________________________________________________

3.	The individual(s) responsible for making the decision to invest in the Fund:

☐	did

-OR-

☐	did not

rely on the advice of any consultant or adviser in formulating the investment decision.  If the Investor did rely on the advice of a consultant or adviser with respect to this investment decision, please state the name of such consultant or adviser.

_________________________________________________________________________________________________

4.	Is the Investor (A) exempt from U.S federal income or a tax-deferred entity or (B) a “pass-through” entity that has tax-exempt or tax-deferred entities among its investors?

☐	Yes If yes, the Investor must read and sign Exhibit A

☐	No

5.	Please read each of the following paragraphs and acknowledge your understanding by placing a check in each box.

☐
The Investor has received, carefully read and understands the Fund Agreement and the Private Placement Memorandum, and understands the organization and investment objectives and policies of, and the risks and expenses of an investment in, the Fund.  The Investor is aware of the limited provisions for liquidity and transferability of the Units as set forth in the Private Placement Memorandum and the Fund Agreement. Please be aware that transfers are an accommodation made by the Board on an exception basis, which the Board does not typically intend to permit.

Note:  If joint tenants or tenants-in-common, the answer provided must represent the agreement of both tenants.

☐
The Investor certifies that it understands that while estimated tax information is anticipated to be given to investors prior to April 15 each year, final tax information contained in the Form K-1 is not given to investors until after April 15 each year and the timing of receipt of both the estimated and final information is subject to receipt of necessary information from the Fund’s underlying managers.

☐
The Investor certifies that it is not (1) a nonresident alien or (2) a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, including income tax regulations) for purposes of U.S. income taxation.  The Investor agrees to notify the Fund within sixty (60) days of the date it becomes a foreign person/entity.  The Investor further certifies that its name, U.S. Tax Identification number, home address (in the case of an individual or joint tenant) and business address (in the case of an entity), as appear elsewhere in this Subscription Agreement, are true and correct.  The Investor understands that these certifications may be disclosed to the Internal Revenue Service by the Fund and that under penalty of perjury any false statement contained in this paragraph may be punishable by fine, imprisonment or both.

4.  Investor Certifications

Section I is applicable to individual investors. Sections II, III, IV are applicable to certain types of entity investors.

I.	INDIVIDUALS, JOINT TENANTS & TENANTS IN COMMON

Qualified Client Status

Please check the certification below.

☐	The Investor certifies that he is a natural person who has a net worth[2] (or joint net worth with his spouse) in excess of $1,500,000.

2 See footnote 1 for the definition of “net worth.”

II.  TRUSTS

Please complete all applicable information below.

1.  Qualified Client Status

☐
The Investor certifies that it is (i) a revocable trust which may be amended or revoked at any time by the grantors thereof, and (ii) each grantor of the trust is a natural person with an individual net worth,[2] including assets held jointly with their spouse, in excess of $1,500,000; and (ii) the purchase of the Units is being directed by a sophisticated person (i.e., one who possesses knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the prospective investment). The Fund, in its sole discretion, may request information regarding the basis on which such grantors are qualified clients. Agreements submitted by a Charitable Remainder Trust (CRT) will not be accepted.

-OR-

☐
The Investor certifies that (i) it is an irrevocable trust with total assets in excess of $5,000,000; (ii) it was not formed for the specific purpose of acquiring the Units offered; and (iii) the purchase of the Units is being directed by a sophisticated person (i.e., one who possesses knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of the prospective investment).  Agreements submitted by a Charitable Remainder Trust (CRT) will not be accepted.

2.  Additional Certification (must be completed)

☐
The Investor certifies that its beneficiaries are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

III.	CORPORATIONS, PARTNERSHIPS OR LIMITED LIABILITY COMPANIES

Please check all applicable information below.

1.  Accredited Investor Status

☐	The Investor certifies that it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Units offered;

- OR -

☐
The Investor certifies that all of its underlying equity owners are accredited (i.e. generally individuals with an individual or joint net worth[2] in excess of $1,000,000, or entities with total assets in excess of $5,000,000). The Fund, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

2.  Qualified Client Status

Please complete all applicable information below.

A.
Is the Investor primarily engaged (or does it have more than 40% of its assets) in owning, holding or trading in securities, including investments in limited partnerships or limited liability companies such as the Fund, and does the Investor fall into one of the categories listed below:

(i)	An investment company registered under the Company Act (an “Investment Company”);

-OR-

(ii)
An investment vehicle excluded from registering as an investment company by virtue of Section 3(c)(1) of the Company Act because it is a non-publicly offered entity whose securities are beneficially owned by less than 100 persons (a “Private Fund Entity”);

-OR-

(iii)	A business development company as defined in Section 202(a)(22) of the Advisers Act (a“Business Development Company”).

☐	Yes

☐	No

If “Yes,” please proceed to section (B) below.

If “No,” please state your primary business and proceed to (C) below:

B.	For investment vehicles responding “Yes” in section (A) above.

☐
I certify that I am an authorized representative (i.e. President, General Partner, Managing Member, etc.) of the Investor and certify that the Investor is a qualified client because it is not formed for the purpose of investing in the Fund AND each and every equity owner of the Investor is either:

(i)	a natural person with an individual net worth[2] (including assets held jointly with their spouse) in excess of $1,500,000;

-OR-

(ii)
an entity that is not an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A) above) and such entity has a net worth in excess of $1,500,000;

-OR-

(iii)
an entity that is an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A) above) of which each and every equity owner of such entity is a person or entity described in clauses (i) and (ii) of this Statement (B).

C.	For entity investors responding “No” in section (A) above

☐	I certify that I am an authorized representative (i.e., President, General Partner, Managing Member, etc.) of the Investor and that the Investor has a net worth in excess of $1,500,000.

3.   Additional Certification (must be completed)

☐
The Investor certifies that its shareholders, partners or members are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

IV. OTHER ENTITIES

Please complete all applicable information below.

1.  Accredited Investor Status

The Investor certifies it is one of the following (please check as applicable):

☐
An IRA or Keogh plan where the grantor is an Accredited Investor (within the meaning of Rule 501 under the Securities Act).  The Fund, in its sole discretion, may request information regarding the basis on which such grantor is an “Accredited Investor.”

☐
A bank (as defined in Section 3(a)(2) of the Securities Act), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	An investment company registered under the Company Act.

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	A business development company as defined in Section 2(a)(48) of the Company Act.

☐	An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, and its rules and regulations (“ERISA”), if

i. the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser,

ii. the employee benefit plan has total assets in excess of $5,000,000, or

iii. the plan is a self-directed plan with investment decisions made solely by persons that are Accredited Investors.

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

2.  Qualified Client Status

Please complete all applicable information below.

A.
Is the Investor primarily engaged (or does it have more than 40% of its assets) in owning, holding or trading in securities, including investments in limited partnerships or limited liability companies such as the Fund, and does the Investor fall into one of the categories listed below:

(i)	An investment company registered under the Company Act (an “Investment Company”);

-OR-

(ii)
An investment vehicle excluded from registering as an investment company by virtue of Section 3(c)(1) of the Company Act because it is a non-publicly offered entity whose securities are beneficially owned by less than 100 persons (a “Private Fund Entity”);

-OR-

(iii)	A business development company as defined in Section 202(a)(22) of the Advisers Act (a “Business Development Company”).

☐	Yes

☐	No

If “Yes,” please proceed to Section (B) below.

If “No,” state your primary business below and please complete section (C) below:

B.	For investment vehicles responding “Yes” in section (A) above.

☐
I certify that I am an authorized representative (i.e., President, General Partner, Trustee, etc.) of the Investor and certify that the Investor is a qualified client because it is not formed for the purpose of investing in the Fund AND each and every equity owner of the Investor is either:

(i)	a natural person with an individual net worth[3] (including assets held jointly with their spouse) in excess of $1,500,000;

-OR-

(ii)
an entity that is not an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A) above) and such entity has a net worth in excess of $1,500,000;

-OR-

(iii)
an entity that is an Investment Company, a Private Fund Entity or a Business Development Company (as such terms are defined in Statement 2(A) above) of which each and every equity owner of such entity is a person or entity described in clauses (i) or (ii) of this Statement (B).

C.	For entity investors responding “No” in section (A) above

☐	I certify that I am an authorized representative (i.e., President, General Partner, Trustee, etc.) of the Investor and certify that the Investor has a net worth in excess of $1,500,000.

3.   Additional Certification (must be completed)

☐
The Investor certifies that its shareholders, beneficiaries or members are not permitted to opt in or out of particular investments made by the Investor, and each person participates in all investments made by the Investor pro rata in accordance with its interest in the Investor.

5. Investor Suitability

What percentage of the Investor’s total net worth will this investment represent?

☐	If over 20%, please indicate amount:

____________%

☐	20% - 10%

☐	Less than 10%

What percentage of the Investor’s liquid net worth will this investment represent, exclusive of home, home furnishings and automobiles?

☐	If over 20%, please indicate amount:

____________%

☐	20% - 10%

☐	Less than 10%

6.  Electronic Disclosure

Please note that by providing your e-mail address, you are consenting to electronic delivery of Fund documentation.  Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you.  Many of the documents will contain confidential information that is specific to your private financial matters.  Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception.

If you select electronic delivery, the Fund will deliver a document to you by sending you an e-mail that contains a copy of the document.  Electronic delivery is not currently available, but your selection will take effect as soon as it is available.  Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change.  You may change your delivery method at any time by sending an e-mail to subscriptions@hatterasfunds.com.  Please allow seven business days for your requested change to process.

3 See footnote 1 for the definition of “net worth.”

The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider and your telephone company or other Internet access provider.  In addition, there are risks, such as systems outages, that are associated with electronic delivery.

7. Additional Information

The Investment Adviser is an investment adviser registered under the Advisers Act.  The Investment Adviser serves as investment adviser to the Fund and certain employees of the Investment Adviser serve as managers of the Fund. The Investment Adviser has engaged the services of your financial adviser to solicit potential investors to acquire units in the Fund (an “Investment”) and/or to provide services to its clients that are investors in the Fund pursuant to a written agreement.

As compensation for services rendered by your financial adviser, the Investment Adviser may pay your financial adviser a fee per annum attributable to Investments in the Fund solicited and/or serviced by your financial adviser for so long as the Investment Adviser manages such assets.  Any such compensation to your financial adviser will not in any way affect any management or performance fee or allocation that an Investor would be charged or allocated in the event that an Investor acquired the Investment without the involvement of a financial adviser.

THE INVESTOR ACKNOWLEDGES HAVING READ THE LIMITED LIABILITY COMPANY AGREEMENT OF THE FUND (THE “FUND AGREEMENT”) IN ITS ENTIRETY BEFORE SIGNING THIS SUBSCRIPTION AGREEMENT AND HAVING READ THE PREDISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION V HEREIN. BY SIGNING BELOW, THE INVESTOR FURTHER ACKNOWLEDGES RECEIPT OF A COPY OF THE PRIVATE PLACEMENT MEMORANDUM AND THE FUND AGREEMENT AND BY EXECUTING THIS AGREEMENT, A COUNTERPART SIGNATURE PAGE TO THE FUND AGREEMENT SHALL BE DEEMED TO BE EXECUTED.

Pursuant to the Fund Agreement, the Investor is hereby admitted as a member of the Fund, effective as of the Acceptance Date.

From and after the Acceptance Date, the Investor hereby agrees to be bound by each and every term and provision of the Fund Agreement and, in furtherance thereof, hereby agrees that by its execution of this Subscription Agreement, it shall be and become a party to the Fund Agreement, that all representations made by it in this Subscription Agreement are true and accurate.

Hatteras Global Private Equity Partners Institutional, LLC SUBSCRIPTION AGREEMENT	8540 Colonnade Center Drive, Suite 401, Raleigh, NC 27615

Hatteras Global Private Equity Partners Institutional, LLC	Investment Amount $ ____________________________________________ Minimum initial investment is $100,000.
Placement Fee Is a Placement Fee applicable to this investment? ☐ Yes — Please initial paragraph on right. ☐ No

________________ Initial (if applicable)

*The Investor acknowledges that a Placement Fee (calculated as a percentage of the tendered Investment Amount specified above) may be charged by the Placement Agent in connection with this investment and that only the net amount, after deduction of the Placement Fee, will be invested in the Fund.  Therefore, please add the appropriate amount to your investment amount so that an even amount is invested in the Fund.

Hatteras Wire Instructions

Bank Name:                 UMB Bank, n.a.
Bank Address:             1010 Grand Blvd
                                     Kansas City, MO 64106
ABA Routing #:          101000695
Bank Account #:          987-173-7748
Bank Account Name:  Hatteras Global Private Equity Partners
                                     Institutional, LLC
FFC:                             Name of Investor

Investor’s Bank Wire Instructions (Required for Distributions)

Bank Name: ____________________________________
Bank Address: __________________________________
______________________________________________
Bank ABA Number: ______________________________
Account Name : _________________________________
Account Number: ________________________________

Individual Investors

Name of Investor:		Name of Joint Investor (if applicable):

Signature of Investor:		Signature of Joint Investor(if applicable):

Date:		Date:

Broker or Adviser Firm Name:		Broker or Adviser Name:

Client Brokerage Account #:	Branch Code:	Broker or Adviser Rep # (if applicable):	Broker or Adviser Tel: (______) ________________

Entity Investors

Name of Investor:

Signature of Authorized Signatory:		Signature of Authorized Signatory (if applicable):

Name and Title of Authorized Signatory:		Name and Title of Authorized Signatory (if applicable):

Date:		Date:

Broker or Adviser Firm Name:		Broker or Adviser Name:

Client Brokerage Account #:	Branch Code:	Broker or Adviser Rep # (if applicable):	Broker or Adviser Tel: (______) ________________

Exhibit A

Tax Exempt and/or Tax Deferred Investors must read and sign below.

The Investor certifies that it has read and understood the “Certain Tax Considerations” section of the Private Placement Memorandum, including the discussion related to the possibility of a tax-exempt entity realizing unrelated business taxable income if the Investor is a tax-exempt entity or a “pass-through” entity and has tax-exempt entities among its investors.  It is anticipated that the Fund may incur indebtedness to finance investments and some or all of such indebtedness may constitute acquisition indebtedness for purposes of the unrelated business taxable income (“UBTI”) rules.  In addition, to the extent that entities in which the underlying funds invest are pass-through entities, income derived from their conduct of trades and businesses will generally constitute UBTI for tax-exempt investors. Accordingly, tax-exempt investors should anticipate that an investment in the Fund may result in UBTI for them. The Investor certifies that it has consulted with its tax adviser, if necessary, with respect to the tax consequences of becoming a limited partner of the Fund.

Name of Investor:

Signature of Authorized Signatory:	Signature of Additional Authorized Signatory:

Name and Title of Authorized Signatory:	Name and Title of Additional Authorized Signatory:

Date:	Date: